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                                                                     EXHIBIT 21

                       HORACE MANN EDUCATORS CORPORATION
     SIGNIFICANT SUBSIDIARIES AND THEIR RESPECTIVE STATES OF INCORPORATION
                               DECEMBER 31, 1997


     Allegiance Insurance Company - California

     Allegiance Life Insurance Company - Illinois

     Horace Mann Life Insurance Company - Illinois

     Horace Mann Insurance Company - Illinois

     Teachers Insurance Company - Illinois

     Horace Mann Investors, Inc. - Maryland

     Horace Mann Service Corporation - Illinois